Exhibit 99.2

2026

Quarter Ended
March 31, 2026

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

piggly wiggly
BAKERY
DELI
STOP
Ladson Crossing
Ladson, SC
WHLR
REAL ESTATE INVESTMENT TRUST

Onelife
FITNESS
Coliseum Marketplace
Hampton, VA
cdr
CEDAR REALTY TRUST

ALDI
JANAF Shopping Yard
Norfolk, VA
WHLR
REAL ESTATE INVESTMENT TRUST

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION
Clover Plaza
Clover, SC
WHLR
REAL ESTATE INVESTMENT TRUST

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, but are not limited to: the use of and demand for retail space, including in relation to reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the conversion price on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in applicable laws and governmental regulations, including federal tax law and other regulatory provisions; changes to accounting rules, tax rates and similar matters, including tariff-related measures; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation in connection with the merger transaction with Cedar (as defined below) may result in significant indemnification costs; tax audits and other regulatory inquiries; the Company's ability to maintain

WHLR | Financial & Operating Data	2

compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; competitive risks; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on September 22, 2025 (the "September 2025 Reverse Stock Split") and the one-for-two reverse stock split effected on November 28, 2025 (the "November 2025 Reverse Stock Split"; and together with the January 2025 Reverse Stock Split, March 2025 Reverse Stock Split, May 2025 Reverse Stock Split and September 2025 Reverse Stock Split, the "2025 Reverse Stock Splits"); and the one-for-three reverse stock split effected on January 16, 2026 (the "January 2026 Reverse Stock Split") and the one-for-three reverse stock split effected on April 17, 2026 (the "April 2026 Reverse Stock Split"; and together with the January 2026 Reverse Stock Split and the 2025 Reverse Stock Splits, the "Reverse Stock Splits") and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of government shutdowns; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as of March 31, 2026, expressed as a percentage of Gross Leasable Area.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or a single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through March 31, 2026.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of a new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of a renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared ("Same-Property"). Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock" and, together with the Cedar Series B Preferred Stock, the "Cedar Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Patrick Gundlach - CAO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Gary Skoien (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Gregory P. Hannon	Paula Poskon
Rebecca Musser
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the three months ended March 31, 2026 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,266)
Basic and diluted loss per share	$(14.55)
FFO available to common stockholders (in 000s)	$(1,255)
FFO per common share	$(3.47)
AFFO (in 000s)	$2,160
AFFO per common share	$5.97

Assets and Leverage
Real Estate, net of $126.3 million accumulated depreciation (in 000s)	$480,163
Cash and Cash Equivalents (in 000s)	$23,592
Total Assets (in 000s)	$594,007
Total Debt (in 000s)	$475,179
Debt to Total Assets	80.0%
Debt to Gross Asset Value	66.1%

Ticker	Shares Outstanding at March 31, 2026	First Quarter stock price range	Stock Price at March 31, 2026
WHLR	535,338	$2.72-$20.25	$2.78
WHLRP	2,659,916	$5.01-$7.70	$6.95
WHLRD	1,648,952	$34.68-$40.50	$38.40
CDRpB	857,237	$17.92-$22.49	$21.65
CDRpC	1,935,222	$16.56-$22.11	$21.60

Common Stock market capitalization (in 000s)			$1,488

Portfolio Summary
GLA in sq. ft.	5,002,831	1,943,176
Occupancy Rate	94.4%	93.0%
Leased Rate	95.2%	93.1%
Annualized Base Rent (in 000s)	$50,678	$19,931
Total number of leases signed or renewed	43	7
Total sq. ft. leases signed or renewed	364,666	20,847

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three months ended March 31, 2026. For the three months ended March 31, 2026 and 2025, WHLR's net loss attributable to WHLR's common stockholders resulted in basic loss per share of $(14.55) and $(14,215.77), respectively.

"Our first quarter results reflect the continued strength of our operating platform. Same-Property NOI grew 7.9% year-over-year, underpinned by a 9.0% renewal rent spread across 315,721 square feet and a 67.1% spread on new leases at WHLR, 27.3% renewal spread and occupancy growth of 630 basis points at Cedar; as combined portfolio occupancy reached 94.0%, a 270 basis point improvement over the prior year period. Notably, total revenues remained resilient at $24.0 million despite the deliberate disposition of four properties during the quarter, a testament to the underlying strength of our Same-Property portfolio.

On the balance sheet, we took meaningful steps to reduce leverage and improve our capital structure. We retired the Tuckernuck loan in full, applied disposition proceeds toward targeted paydowns of the June 2022 Term Loan, and continued to retire Cedar Preferred Stock; actions that collectively lower our cost of capital, reduce future dividend obligations, and position the Company for more durable long-term cash flow generation. We will continue to recycle non-core assets strategically, redeploying capital to strengthen the balance sheet and enhance value for our stakeholders.”

–M. Andrew Franklin, Chief Executive Officer and President

2026 FIRST QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 94.0% occupied, a 270 basis point increase from 91.3%;
•was 94.6% leased, a 260 basis point increase from 92.0%; and
•includes 28 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity
•Executed 35 lease renewals, totaling 315,721 square feet at a weighted average increase of $0.74 per square foot, representing an increase of 9.0% over in-place rental rates.
•Signed 8 new leases, totaling 48,945 square feet with a weighted average rental rate of $13.20 per square foot, representing a new rent spread of 67.1%.
•The WHLR portfolio, excluding Cedar, was:
◦94.4% occupied, a 110 basis point increase from 93.3%; and
◦95.2% leased, a 100 basis point increase from 94.2%.

•CDR Quarter-To-Date Leasing Activity
•Executed 3 lease renewals, totaling 6,412 square feet at a weighted average increase of $9.02 per square foot, representing an increase of 27.3% over in-place rental rates.
•Signed 4 new leases, totaling 14,435 square feet with a weighted average rental rate of $14.85 per square foot, representing a new rent spread of (10.2)%.
•The Cedar portfolio was:
◦93.0% occupied, a 630 basis point increase from 86.7%; and
◦93.1% leased, a 620 basis point increase from 86.9%.

•The Company’s GLA, which is subject to leases that expire over the next nine months and includes month-to-month leases, decreased to approximately 3.2%, compared to 4.8%. At March 31, 2026, 20.6% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 22 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME & LEASING
•Same-Property NOI increased by 7.9% or $1.1 million. Same-Property NOI was impacted by:
•$1.5 million increase in property revenue; partially offset by
•$0.4 million increase in property expense.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	8

•The following table sets forth information regarding Same-Property leasing activity:

	% Leased		% Occupied
Real Estate Portfolio	2026	2025	2026	2025
Company	94.6%	93.1%	94.0%	92.4%
WHLR(1)	95.2%	94.0%	94.4%	93.1%
CDR	93.1%	90.6%	93.0%	90.6%
(1) Excludes the Cedar real estate portfolio.
OPERATIONS
•Total revenue of $24.0 million decreased by 1.4% or $0.3 million, primarily a result of:
•$1.4 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold;
•$0.4 million decrease in market lease amortization and straight line rent; partially offset by
•$1.5 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties.
•Total operating expenses of $16.4 million decreased by 8.5% or $1.5 million, primarily a result of:
•$1.0 million decrease in depreciation and amortization;
•$1.0 million decrease in operating expenses attributable to properties that were sold;
•$0.1 million decrease in professional fees; partially offset by
•$0.2 million increase in repairs and maintenance;
•$0.2 million increase in real estate taxes and insurance; and
•$0.2 million increase in salaries.

FINANCIAL
•FFO was $(1.3) million as compared to $(0.8) million.
•AFFO was $2.2 million as compared to $0.4 million.

CAPITAL MARKETS
•The Company effected a one-for-three reverse stock split on January 16, 2026.
•In February 2026, the Warrants were amended and restated. The Amended and Restated Warrants were exercisable, in whole or in part (and at any time), for an aggregate number of shares of Common Stock representing 12% of the Common Stock outstanding on the date of any exercise (less the aggregate number of shares of Common Stock previously issued as a result of any partial exercise) at an exercise price of $0.01 per share. The Amended and Restated Warrants were exercised in whole on March 24, 2026, and the Company issued 57,358 shares of Common Stock upon the exercise of the Amended and Restated Warrants for net proceeds of $2 thousand, resulting in a $0.2 million loss, which is the excess amount of fair value of the Amended and Restated Warrants issued over the net proceeds received, included in "other expense" on the condensed consolidated statements of operations.
•The Company issued 185,886 shares of its Common Stock to unaffiliated holders in exchange for 27,351 shares of the Company's Series D Preferred Stock and 54,702 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $0.5 million for the three months ended March 31, 2026, recognized as a deemed contribution within accumulated deficit in the consolidated balance sheet, with such deemed contributions included as a component of net loss attributable to common shareholders.
•The Company recognized a non-operating loss of $3.4 million in net changes in fair value of derivative liabilities, primarily related to the conversion price on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•The Company entered into four subscription agreements with certain investors pursuant to which the Company issued an aggregate 187,000 shares of its Series D Preferred Stock in consideration for an aggregate 294,000 shares of Cedar Series C Preferred Stock held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Series C Preferred Stock to Cedar and those shares were retired. The fair value of the Cedar Series C Preferred Stock received and retired is compared to its carrying value, and as a result the Company recognized $2.6 million in deemed distributions included as a component of net loss attributable to common shareholders.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	9

	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
Stock class	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)
WHLR	535,338		210,610		52,600		12,158		933
WHLRP	2,659,916	$66.5	2,714,618	$67.9	2,887,818	$72.2	3,096,018	$77.4	3,218,718	$80.5
WHLRD	1,648,952	$67.5	1,507,205	$63.2	1,576,557	$66.0	1,776,179	$72.7	1,903,921	$77.3
CDRpB	857,237	$21.4	857,237	$21.4	857,237	$21.4	857,237	$21.4	1,449,609	$36.2
CDRpC	1,935,222	$48.4	2,229,222	$55.7	2,287,466	$57.2	2,907,535	$72.7	2,907,535	$72.7
(1) Liquidation value in millions.

DISPOSITIONS
•On January 21, 2026, the company sold Moncks Corner, located in Mocks Corner, South Carolina, for $1.4 million, generating a gain of $0.7 million and net proceeds of $1.4 million.
•On January 21, 2026, the company sold Ridgeland, located in Ridgeland, South Carolina, for $1.9 million, generating a gain of $1.3 million and net proceeds of $1.9 million.
•On February 19, 2026, the company sold an outparcel at St. George Plaza, located in St. George, South Carolina, for $1.1 million, generating a loss of $2.0 thousand and net proceeds of $1.0 million.
•On March 10, 2026, the company sold Darien Shopping Center, located in Darien, George, for $1.7 million, generating a gain of $0.6 million and net proceeds of $1.6 million.

OTHER
•The Company recognized non-operating expenses of $1.0 million, which primarily consisted of:
•$0.5 million in fees paid in connection with the Amended and Restated Warrants;
•$0.2 million loss on the exercise of the Amended and Restated Warrants;
•$0.3 million in other capital structure costs including the registration of the offer and sale of the shares of our Common Stock issuable upon exercise of the Amended and Restate Warrants and expenses incurred in connection with the Reverse Stock Splits.

BALANCE SHEET
•Cash and cash equivalents totaled $23.6 million, compared to $23.7 million at December 31, 2025.
•Restricted cash totaled $24.4 million, compared to $25.0 million at December 31, 2025. The funds at March 31, 2026 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and includes $6.0 million to secure the April 2025 Cedar Bridge Loan.
•Debt totaled $475.2 million, compared to $482.8 million at December 31, 2025, and the decrease is primarily a result of scheduled loan payments, including the $4.4 million payoff of the Tuckernuck loan and sales proceeds used to paydown the June 2022 Term Loan.
•The Company's weighted average interest rate on property level debt was 5.5% with a term of 6.5 years, compared to 5.5% with a term of 6.6 years at December 31, 2025. The weighted average interest rate on all debt was 5.6% with a term of 6.3 years, compared to 5.5% with a term of 6.5 years at December 31, 2025. See page 17 for further details on interest expense.
•Real estate, net of assets held for sale totaled $480.2 million compared to $484.7 million as of December 31, 2025.
•Assets held for sale total $1.9 million and includes Surrey Plaza, located in Hawkinsville, Georgia, as the Company has committed to a plan to sell the property.
•The Company invested $1.9 million in tenant improvements and capital expenditures into its properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $26.3 million or $15.95 per share as of March 31, 2026.
•During the three months ended March 31, 2026, Cedar paid dividends of $1.3 million.
•On April 27, 2026, Cedar announced that Cedar's Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends are payable on May 20, 2026 to shareholders of record of the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, as applicable, on May 8, 2026.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	10

SERIES D PREFERRED STOCK - REDEMPTIONS
•Holders of the Series D Preferred Stock have the right to request that the Company redeem any or all their shares of Series D Preferred Stock monthly. The Company has been settling redemptions of the Series D Preferred Stock in shares of Common Stock. The redemption price for any redemption notice received on or before the 25th day of any month is paid on the 5th day of the following month or, if such date is not a business day, on the next succeeding business day. Since September 2023, the Company has processed approximately 407 redemption requests, collectively redeeming approximately 1.8 million shares of Series D Preferred Stock.

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the three months ended March 31, 2026, Cedar paid the Company $0.2 million for these services.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions, sales commissions and Cost Sharing Agreement allocations were $11.5 million and $11.3 million as of March 31, 2026 and December 31, 2025, respectively, and have been eliminated for consolidation purposes.
•As of March 31, 2026, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership, was $23.7 million, which includes $20.5 million of subscriptions. For the three months ended March 31, 2026, the Company recorded unrealized holding losses of $0.7 million through other comprehensive (loss) income, net of $0.1 million investment fees. For more information, see Note 4 in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

SUBSEQUENT EVENTS
•The Company had received requests to redeem 18,945 shares of Series D Preferred Stock subsequent to March 31, 2026. Accordingly, the Company issued 370,765 shares of Common Stock in settlement of an aggregate redemption price of approximately $0.8 million.
•The Company has entered into a subscription agreement with a certain investor pursuant to which the Company issued 66,666 shares of its Series D Preferred Stock. The issuances were made in consideration for 90,000 shares of Cedar Series C Preferred Stock and 10,000 shares of Cedar Series B Preferred Stock, held by such investor. Immediately following the closing of the transaction, the Company contributed the acquired Cedar Preferred Stock to Cedar and those shares were retired.
•The Company effected a one-for-three reverse stock split on April 17, 2026.
•On April 2, 2026, the Company completed the sale of Surrey Plaza, located in Hawkinsville, Georgia, for the contract price of $2.5 million and used the proceeds to pay down $1.3 million of the June 2022 Term Loan and $27 thousand loan prepayment premium.
•On May 5, 2026, the Company completed the sale of Tuckernuck, located in Richmond, Virginia, for the contract price of $12.0 million.
•The Company agreed to issue an aggregate amount of 136,516 shares of Common Stock to four unaffiliated holders of the Company’s securities in separate exchanges for an aggregate amount of 5,197 shares of the Series D Preferred Stock and 10,394 shares of the Series B Preferred Stock.
•As a result of the May 2026 Series D Preferred Stock redemptions the conversion price was further adjusted for the Convertible Notes to approximately $1.03 per share of the Company’s Common Stock (approximately 24.34 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	11

Consolidated Balance Sheets
$ in 000s, except par value and share data

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$122,745	$123,444
Buildings and improvements	483,745	484,068
	606,490	607,512
Less accumulated depreciation	(126,327)	(122,837)
Real estate, net	480,163	484,675

Cash and cash equivalents	23,592	23,656
Restricted cash	24,428	24,973
Receivables, net	16,107	15,759
Investment securities - related party	23,676	24,406
Assets held for sale	1,863	4,549
Above market lease intangibles, net	648	706
Operating lease right-of-use assets	7,504	7,546
Deferred costs and other assets, net	16,026	15,464
Total Assets	$594,007	$601,734

LIABILITIES:
Loans payable, net	$461,068	$468,157
Liabilities associated with assets held for sale	—	1,383
Below market lease intangibles, net	6,952	7,370
Derivative liabilities	10,613	7,243
Operating lease liabilities	8,177	8,221
Series D Preferred Stock redemptions	214	30
Accounts payable, accrued expenses and other liabilities	15,582	14,639
Total Liabilities	502,606	507,043
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	67,314	63,204
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized; 2,659,916 and 2,714,618 shares, respectively, issued and outstanding; $66.5 million and $67.9 million aggregate liquidation preference, respectively)	35,586	36,296
Common Stock ($0.01 par value, 200,000,000 shares authorized, 535,338 and 210,610 shares, respectively, issued and outstanding)	5	2
Additional paid-in capital	314,151	311,981
Accumulated deficit	(356,145)	(350,879)
Accumulated other comprehensive income	1,651	2,381
Total Shareholders’ (Deficit) Equity	(4,299)	234
Noncontrolling interests	28,386	31,253
Total Equity	24,087	31,487
Total Liabilities and Equity	$594,007	$601,734

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	12

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended March 31,
	2026	2025
REVENUE:
Rental revenues	$23,878	$24,181
Other revenues	129	173
Total Revenue	24,007	24,354
OPERATING EXPENSES:
Property operations	8,409	8,963
Depreciation and amortization	5,232	6,231
Corporate general & administrative	2,736	2,706
Total Operating Expenses	16,377	17,900
Gain on disposal of properties, net	2,557	5,688
Operating Income	10,187	12,142
Interest income	153	242
Interest expense	(7,294)	(8,093)
Net changes in fair value of derivative liabilities	(3,370)	(2,310)
Gain on preferred stock redemptions	179	818
Other expense	(1,026)	(400)
Net (Loss) Income Before Income Taxes	(1,171)	2,399
Income tax expense	—	(26)
Net (Loss) Income	(1,171)	2,373
Less: Net income attributable to noncontrolling interests	1,226	1,864
Net (Loss) Income Attributable to Wheeler REIT	(2,397)	509
Preferred Stock dividends - undeclared	(1,555)	(1,878)
Deemed contribution related to issuance of Series D Preferred Stock	827	—
Deemed contribution related to preferred stock exchanges	495	3,027
Deemed distribution related to noncontrolling interests	(2,636)	(8,510)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(5,266)	$(6,852)

Loss per share:
Basic and Diluted	$(14.55)	$(14,215.77)
Weighted-average number of shares:
Basic and Diluted	361,988	482

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	13

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended March 31,
	2026	2025

Operating Income	$10,187	$12,142
Add (deduct):
Gain on disposal of properties, net	(2,557)	(5,688)
Corporate general & administrative	2,736	2,706
Depreciation and amortization	5,232	6,231
Straight-line rents	(334)	(399)
Above (below) market lease amortization, net	(360)	(740)
Other non-property revenue	(2)	(3)
NOI related to properties not defined as Same-Property	62	(380)
Same-Property Net Operating Income	$14,964	$13,869

Property revenues	$23,277	$21,748
Property expenses	8,313	7,879
Same-Property Net Operating Income	$14,964	$13,869

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	14

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended March 31,
	2026	2025
Net (Loss) Income	$(1,171)	$2,373
Depreciation and amortization of real estate assets	5,232	6,231
Gain on disposal of properties, net	(2,557)	(5,688)
FFO	1,504	2,916
Preferred stock dividends - undeclared	(1,555)	(1,878)
Dividends on noncontrolling interests preferred stock	(1,226)	(1,864)
Preferred stock accretion adjustments	22	22
FFO available to common stockholders	(1,255)	(804)
Other non-recurring and non-cash expenses (1)	714	541
Net changes in fair value of derivative liabilities	3,370	2,310
Gain on Preferred Stock redemptions	(179)	(818)
Straight-line rental revenue, net straight-line expense	(356)	(417)
Deferred financing cost amortization	573	708
Above (below) market lease amortization, net	(360)	(740)
Recurring capital expenditures tenant improvement reserves	(347)	(376)
AFFO	$2,160	$404

Weighted Average Common Shares	361,988	482
FFO per Common Share	$(3.47)	$(1,668.05)
AFFO per Common Share	$5.97	$838.17

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	15

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

	Three Months Ended March 31,
	2026	2025
Net (Loss) Income	$(1,171)	$2,373
Add back:
Depreciation and amortization (1)	4,872	5,491
Interest expense (2)	7,294	8,093
Income tax expense	—	26
EBITDA	10,995	15,983
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	3,370	2,310
Other non-recurring and non-cash expenses (3)	651	—
Gain on Preferred Stock redemptions	(179)	(818)
Gain on disposal of properties, net	(2,557)	(5,688)
Adjusted EBITDA	$12,280	$11,787

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.
(3) Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	16

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	March 31, 2026	December 31, 2025
Variable-rate:
August 2025 Cedar Credit Facility	Interest only	n/a	August 2027	$—	$—
April 2025 Cedar Bridge Loan	Interest only	5.0%	February 2028	5,966	5,966
Fixed-rate:
Tuckernuck	$32,202	5.0%	March 2026	—	4,460
Timpany Plaza	$79,858	7.3%	September 2028	11,382	11,415
Village of Martinsville	$89,664	4.3%	July 2029	13,727	13,849
Laburnum Square	$37,842	4.3%	September 2029	7,465	7,499
Rivergate (1)	$100,222	4.3%	September 2031	16,481	16,605
Convertible Notes	Interest only	7.0%	December 2031	29,353	29,353
June 2022 Term Loan	Interest only	4.3%	July 2032	69,323	72,030
JANAF	Interest only	5.3%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.3%	November 2032	100,441	100,441
Patuxent Crossing/Coliseum Marketplace	Interest only	6.4%	January 2033	25,000	25,000
May 2023 Term Loan 1	$373,981	6.2%	June 2033	60,562	60,744
May 2023 Term Loan 2	Interest only	6.2%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.8%	July 2034	22,409	22,409
Total Principal Balance				475,179	482,841
Unamortized deferred financing cost				(14,111)	(14,684)
Total Loans Payable, net				$461,068	$468,157

(1) In October 2026, the interest rate under this loan changes to a variable interest rate equal to the 5-year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.

Interest Expense
$ in 000s

	Three Months Ended March 31,		Three Months Ended Changes
	2026	2025	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,137	$4,324	$(187)	(4.3)%
Convertible Notes interest	514	540	(26)	(4.8)%
Loan prepayment premium	63	541	(478)	(88.4)%
Amortization of deferred financing costs	573	708	(135)	(19.1)%
Variable-rate lines of credit (1)	84	—	84	n/a
Property debt interest - Cedar	1,923	1,980	(57)	(2.9)%
Total Interest Expense	$7,294	$8,093	$(799)	(9.9)%

(1) Includes the April 2025 Cedar Bridge Loan and the August 2025 Cedar Credit Facility.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	17

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining nine months ending December 31, 2026	$1,496	0.3%
December 31, 2027	2,861	0.6%
December 31, 2028	22,945	4.8%
December 31, 2029	25,342	5.3%
December 31, 2030	6,519	1.4%
December 31, 2031	49,444	10.4%
Thereafter	366,572	77.2%
Total principal repayments and debt maturities	$475,179	100.0%

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	18

Property Summary

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,352	$8.90
Beaver Ruin Village	Lilburn, GA	27	74,038	91.4%	91.4%	67,637	1,321	19.53
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	507	14.51
Brook Run Shopping Center	Richmond, VA	13	147,738	80.7%	80.7%	119,176	898	7.54
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	632	12.33
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	541	10.81
Chesapeake Square	Onley, VA	13	108,982	90.9%	90.9%	99,006	777	7.85
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	520	11.40
Conyers Crossing	Conyers, GA	12	170,475	97.1%	97.1%	165,600	1,011	6.11
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	1,023	9.55
Cypress Shopping Center	Boiling Springs, SC	19	80,435	100.0%	100.0%	80,435	825	10.25
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	781	16.34
Forrest Gallery	Tullahoma, TN	28	214,451	91.2%	91.2%	195,642	1,532	7.83
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,326	11.67
Freeway Junction	Stockbridge, GA	17	156,834	85.4%	84.4%	132,391	1,316	9.94
Franklin Village	Kittanning, PA	25	151,821	98.8%	72.9%	110,619	1,238	11.19
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	622	9.98
Georgetown	Georgetown, SC	1	29,572	74.5%	74.5%	22,032	215	9.75
Grove Park Shopping Center	Orangeburg, SC	14	93,265	94.8%	94.8%	88,375	737	8.34
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	94.0%	94.0%	56,448	501	8.88
JANAF	Norfolk, VA	110	796,624	90.3%	90.3%	719,156	10,050	13.97
Laburnum Square	Richmond, VA	20	109,387	97.4%	97.4%	106,587	1,057	9.92
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	541	10.29
LaGrange Marketplace	LaGrange, GA	12	76,594	89.0%	89.0%	68,200	465	6.82
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	423	9.70
Litchfield Market Village	Pawleys Island, SC	27	86,717	100.0%	100.0%	86,717	1,227	14.15
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	526	7.88
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	698	12.44
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,087	9.28
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	485	10.93
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,433	1,185	10.83
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	880	13.46
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	782	8.85
Rivergate Shopping Center	Macon, GA	25	193,960	93.6%	93.6%	181,502	3,046	16.78
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	761	11.37
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	709	12.62
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	413	7.02
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	313	8.71
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	434	7.34
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,180	10.61
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	267	6.26
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,332	9.41
Tuckernuck	Richmond, VA	18	93,391	100.0%	100.0%	93,391	1,140	12.21
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.31
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,389	8.29
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	570	11.45
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	552	8.79
	WHLR TOTAL	723	5,002,831	95.2%	94.4%	4,722,053	$50,678	$10.73

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	19

Property Summary (continued)

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
CDR
Brickyard Plaza	Berlin, CT	12	227,598	100.0%	100.0%	227,598	$2,140	$9.40
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,308	12.27
Fairview Commons	New Cumberland, PA	11	50,485	82.6%	82.6%	41,705	535	12.82
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	664	9.46
Golden Triangle	Lancaster, PA	20	202,790	90.8%	90.0%	182,440	2,813	15.42
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	735	7.20
Patuxent Crossing	California, MD	28	264,068	78.9%	78.9%	208,209	1,900	9.13
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	883	12.39
Southington Center	Southington, CT	9	155,842	96.2%	96.2%	149,903	1,134	7.56
Timpany Plaza	Gardner, MA	18	182,820	82.9%	82.9%	151,460	1,645	10.86
Trexler Mall	Trexlertown, PA	25	342,541	99.7%	99.7%	341,544	4,023	11.78
Washington Center Shoppes	Sewell, NJ	31	157,300	98.1%	98.1%	154,300	2,151	13.94
	CDR TOTAL	194	1,943,176	93.1%	93.0%	1,807,291	$19,931	$11.03

COMBINED TOTAL		917	6,946,007	94.6%	94.0%	6,529,344	$70,609	$10.81

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
South Philadelphia parcel	CDR	Philadelphia, PA	1.35

Property Statistics Summary Consolidated

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Number of Centers	59	62	66	66	69
Leasable Square Feet	6,946,007	7,018,837	7,436,018	7,436,018	7,517,677
Percentage Leased	94.6%	94.3%	92.4%	92.0%	92.0%
Percentage Occupied	94.0%	93.3%	91.8%	91.6%	91.3%
ABR (in 000's)	$70,609	$70,008	$72,104	$71,606	$71,757
Renewal Rent Spread	10.4%	11.2%	10.6%	12.9%	12.5%
New Rent Spread	37.6%	30.4%	19.7%	14.2%	38.1%
Capital and Tenant Improvements (in 000's)	$1,878	$4,563	$6,335	$4,131	$2,077

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	20

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
31%
National /
Regional
69%

Percentage of Portfolio Leased Square Feet

Local
24%
National / Regional
76%

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	21

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,179	5.9%	484,000	7.0%	$8.63
Kroger Co (1)	Grocery	2,137	3.0%	239,000	3.4%	8.94
Dollar Tree	Discount Retailer	1,506	2.1%	177,000	2.5%	8.51
TJX Companies (2)	Discount Retailer	1,275	1.8%	195,000	2.8%	6.54
Planet Fitness	Gym	1,274	1.8%	134,000	1.9%	9.51
Lowes Foods (3)	Grocery	1,236	1.8%	130,000	1.9%	9.51
Aldi (4)	Grocery	1,072	1.5%	106,000	1.5%	10.11
Kohl's	Discount Retailer	1,049	1.5%	147,000	2.1%	7.14
Lehigh Valley Health	Health	819	1.2%	43,000	0.6%	19.05
Goodwill	Discount Retailer	806	1.1%	88,000	1.3%	9.16
		$15,353	21.7%	1,743,000	25.0%	$8.81

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(3) Lowes Foods 1 / KJ's Market 2
(4) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	416,663	6.0%	—%	$—	—%	$—
MTM	8	10,458	0.2%	0.2%	138	0.2%	13.20
2026	75	206,852	3.0%	3.2%	3,063	4.3%	14.81
2027	159	636,837	9.2%	9.8%	7,909	11.2%	12.42
2028	149	999,649	14.4%	15.3%	9,703	13.7%	9.71
2029	153	908,515	13.1%	13.9%	10,381	14.7%	11.43
2030	131	1,199,189	17.3%	18.4%	11,124	15.8%	9.28
2031	97	882,778	12.7%	13.5%	9,634	13.6%	10.91
2032	37	427,384	6.2%	6.5%	4,050	5.7%	9.48
2033	21	286,817	4.1%	4.4%	3,074	4.4%	10.72
2034	33	341,191	4.9%	5.2%	3,676	5.2%	10.77
2035 & thereafter	54	629,674	8.9%	9.6%	7,857	11.2%	12.48
Total	917	6,946,007	100.0%	100.0%	$70,609	100.0%	$10.81

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	22

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	50,326	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2026	2	42,169	682	24.5%	16.17	—	—	—	—%	—
2027	1	24,060	306	11.0%	12.72	5	149,546	1,221	4.4%	8.16
2028	1	32,000	125	4.5%	3.91	14	597,272	3,802	13.6%	6.37
2029	3	71,939	789	28.3%	10.97	10	356,858	2,821	10.1%	7.91
2030	—	—	—	—%	—	17	851,248	5,396	19.3%	6.34
2031	1	20,858	66	2.4%	3.16	14	548,525	4,965	17.8%	9.05
2032	—	—	—	—%	—	9	289,853	1,993	7.1%	6.88
2033	1	43,416	819	29.3%	18.86	5	187,780	1,440	5.2%	7.67
2034	—	—	—	—%	—	7	256,453	2,159	7.7%	8.42
2035 & thereafter	—	—	—	—%	—	13	470,262	4,110	14.8%	8.74
Total	9	284,768	$2,787	100.0%	$11.89	94	3,707,797	$27,907	100.0%	$7.53

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	366,337	$—	—%	$—	—	—	$—	—%	$—
MTM	6	10,458	136	0.7%	13.00	2	—	2	—%	—
2026	57	119,868	1,605	8.3%	13.39	16	44,815	776	3.8%	17.32
2027	109	266,147	4,200	21.8%	15.78	44	197,084	2,182	10.6%	11.07
2028	86	195,723	3,166	16.4%	16.18	48	174,654	2,610	12.6%	14.94
2029	84	232,603	3,474	18.0%	14.94	56	247,115	3,297	16.0%	13.34
2030	70	148,400	2,727	14.2%	18.38	44	199,541	3,001	14.5%	15.04
2031	38	94,387	1,589	8.3%	16.83	44	219,008	3,014	14.6%	13.76
2032	14	37,407	594	3.1%	15.88	14	100,124	1,463	7.1%	14.61
2033	9	16,108	281	1.5%	17.44	6	39,513	534	2.6%	13.51
2034	15	38,874	690	3.6%	17.75	11	45,864	827	4.0%	18.03
2035 & thereafter	12	27,083	794	4.1%	29.32	29	132,329	2,953	14.2%	22.32
Total	500	1,553,395	$19,256	100.0%	$16.22	314	1,400,047	$20,659	100.0%	$14.76

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	23

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended March 31,
	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	253,721	147,521
Leases renewed with rate decrease (sq feet)	—	—
Leases renewed with no rate change (sq feet)	62,000	51,668
Total leases renewed (sq feet)	315,721	199,189

Leases renewed with rate increase (count)	34	30
Leases renewed with rate decrease (count)	—	—
Leases renewed with no rate change (count)	1	2
Total leases renewed (count)	35	32

Option exercised (count)	14	4

Renewal Rent Spread (per sq foot)	$0.74	$1.40

Renewal Rent Spread	9.0%	14.2%

New Leases (1):
New leases (sq feet)	48,945	68,502
New leases (count)	8	8
Weighted average rate (per sq foot)	$13.20	$12.56

New Rent Spread	67.1%	38.1%

(1)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	24

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended March 31,
	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	6,412	74,390
Leases renewed with rate decrease (sq feet)	—	—
Leases renewed with no rate change (sq feet)	—	—
Total leases renewed (sq feet)	6,412	74,390

Leases renewed with rate increase (count)	3	8
Leases renewed with rate decrease (count)	—	—
Leases renewed with no rate change (count)	—	—
Total leases renewed (count)	3	8

Option exercised (count)	2	5

Renewal Rent Spread (per sq foot)	$9.02	$0.88

Renewal Rent Spread	27.3%	8.3%

New Leases(1):
New leases (sq feet)	14,435	—
New leases (count)	4	—
Weighted average rate (per sq foot)	$14.85	$—

New Rent Spread (2)	(10.2)%	—%
(1)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.
(2)    The negative New Rent Spread consisted of one 10,000 sq foot lease, while the remaining leases had a positive New Rent Spread.

WHLR | Financial & Operating Data | as of 3/31/2026 unless otherwise stated	25